UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 5, 2002

                             SUPERIOR NETWORKS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

         NEVADA                        000-32969              98-0339543
----------------------------          ------------       -------------------
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File Number)       Identification No.)

        130 King Street West, Suite 3670, Toronto, Ontario Canada M5X 1B1
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 416-863-0101

                1281 West Georgia Street, Suite 501, Vancouver,
                        British Columbia, Canada, V6E 3J7
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 1. Changes in Control of Registrant /
Item 6. Resignations of Registrant's Directors.

On September 5, 2002, Robert Rosner resigned as the President and sole Director of Superior Networks, Inc. (the "Registrant"). The resignation of Robert Rosner is effective upon the appointment and election of Mr. Alex Goldman as the new President and Director of Superior. Alex Goldman has consented to being the President and sole Director of the Registrant effective September 5, 2002.

Mr. Goldman, age 38, is a resident of St. Mande, France and is a self-employed entrepreneur with experience in the real estate and property development industry.

Item 5. Other  Events

The Registrant has terminated its current transfer agent, Pacific Stock Transfer Company, effective September 5, 2002. The Registrant is in the process of engaging Interwest Transfer Company, Inc. as its new transfer agent. Interwest Transfer Company Inc. is located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah, 84117, Tel: 801-272-9294. The Registrant has also moved its head office to 130 King Street West, Suite 3670, Toronto, Ontario Canada, M5X 1B1.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUPERIOR NETWORKS, INC.


Date September 6, 2002                  /s/ Alexander Goldman
                                        --------------------------------
                                            Alexander Goldman, President
                                            Director